UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2004

PROGRESS SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	033-41752	04-2746201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Oak Park, Bedford, Massachusetts 01730
(Address of principal executive offices) (Zip Code)

(781) 280-4000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1 2004 INDUCEMENT STOCK PLAN
EX-99.2 PRESS RELEASE DATED NOVEMBER 8, 2004

Item 1.01 Entry into a Material Definitive Agreement

     On November 3, 2004, the board of directors of Progress Software Corporation, a Massachusetts corporation (the “Company”), adopted the 2004 Inducement Stock Plan (the “Plan”), a copy of which is attached hereto as Exhibit 99.1. The Company intends that the Plan be reserved for persons to whom it may issue securities without stockholder approval as an inducement pursuant to Rule 4350(i)(1)(A)(iv) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

     The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the Plan.

Purpose

     The purpose of the Plan is to encourage and enable employees of the Company, and its subsidiaries to acquire a proprietary interest in the Company. It is anticipated that providing employees with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Company intends that the Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Rule 4350(i)(1)(A)(iv) of the Marketplace Rules of the Nasdaq Stock Market, Inc. (the “Eligible Persons”).

Plan Administration

     The Plan will be administered by a committee (the “Committee”), which will be the board of directors of the Company (the “Board”) or, if appointed by the Board, a committee of not less than two (2) directors. It is the intention of the Company that the Plan shall be administered by “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Except as specifically reserved to the Board under the terms of the Plan, the Committee will have full and final authority to operate, manage and administer the Plan on behalf of the Company.

Shares Available

     The maximum number of shares of common stock, $0.01 par value per share (the “Stock”), of the Company with respect to which Awards may be granted under the Plan, subject to adjustment upon changes in capitalization of the Company, will be 200,000 shares of Stock. “Awards” include Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

     Non-Statutory Stock Options

     The Committee may grant options to purchase shares of Stock (the “Stock Options”) to Eligible Persons pursuant to the Plan. Any Stock Option granted under the Plan shall be in writing and in such form as the Committee may from time to time approve. Stock Options granted under the Plan shall be Non-Statutory Stock Options.

     The exercise price per share for the Stock covered by a Stock Option will be determined by the Committee at the time of grant; provided, however, that the exercise price will not be less than fair market value on the date of grant. The term of each Stock Option will be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. Stock Options will become vested and exercisable at such time or times, whether or not in installments, and upon such conditions, as determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased and payment of the purchase price.

     Restricted Stock Awards

     The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee (but not less than fair market value on the date of grant), shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

     Unrestricted Stock Awards

     The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

     Performance Share Awards

     A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals (“Performance Share Award”). The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion will determine whether and to whom Performance Share Awards will be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, the conditions under which such Award will terminate, and all other limitations and conditions applicable to the awarded Performance Shares.

Eligibility

     Awards may be granted only to persons to whom the Company may issue securities without stockholder approval in accordance with Rule 4350(i)(1)(A)(iv) of the Marketplace Rules of the Nasdaq Stock Market, Inc., provided, however, that members of the Board and officers as defined in Rule 16a-1(f) of the Securities Exchange Act are not eligible to receive Awards under the Plan.

Transferability

     No Stock Option will be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options will be exercisable, during the optionee’s lifetime, only by the optionee or his or her legal representative; provided, however, that the Committee may, in the manner established by the Committee, permit the transfer, without payment of consideration, of a Non-Statutory Stock Option by an optionee to a member of the optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the optionee’s immediate family; and such transferee will remain subject to all the terms and conditions applicable to the option prior to the transfer.

Amendments and Termination

     The Board may at any time amend or discontinue the Plan in any manner allowed by law and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action will adversely affect rights under any outstanding Award without the holder’s consent.

Item 8.01 Other Events

     On November 5, 2004, the Company completed its acquisition of Persistence Software, Inc., a Delaware corporation (“Persistence”), in accordance with the Agreement and Plan of Merger dated September 26, 2004 by and among the Company, PSI Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Persistence (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, the acquisition was effected through a merger in which Merger Sub was merged with and into Persistence, with Persistence as the surviving corporation and a wholly-owned subsidiary of the Company. As a result of the transaction, the Company paid $5.70 in cash for each outstanding Persistence share of common stock upon closing, or a total of approximately $16 million in cash for all outstanding shares of Persistence common stock. The source of the funds for this acquisition was working capital of the Company.

     A copy of the press release announcing the completion of the acquisition (and the issuance of awards pursuant to the Plan) is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	2004 Inducement Stock Plan

99.2	Press release dated November 8, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROGRESS SOFTWARE CORPORATION

By:	/s/ Norman R. Robertson Norman R. Robertson Senior Vice President, Finance and Administration and Chief Financial Officer

Date: November 8, 2004

Exhibit Index

Exhibit No.	Description

99.1	2004 Inducement Stock Plan

99.2	Press release dated November 8, 2004